AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT, by and between CEC Entertainment, Inc., a Kansas corporation (the “Company”), and Randy Forsythe (“Executive”) (collectively the “Parties”) is made as of October 12, 2018, and amends certain terms set forth in the Employment Agreement (the “Agreement”) between the Parties dated July 30, 2014. Except as specifically amended herein, all terms of the Agreement shall remain in full force and effect and binding upon the Parties.

1.     Employment Period.

Section 1 of the Agreement is hereby amended to read as follows:

Subject to earlier termination in accordance with Section 3 of this Agreement, the Executive shall be employed by the Company for a period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (the “Employment Period”), unless the parties mutually agree to extend the term at least 90 days prior to the end of the Employment Period; provided that, on such fifth anniversary of the Effective Date and each annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days prior to the applicable Renewal Date. Upon Executive’s termination of employment with the Company for any reason, Executive shall immediately resign all positions with the Company or any of its subsidiaries or affiliates, including any position as a member of the Company’s Board of Directors (the “Board”) and the Board of Directors of Queso Holdings Inc., a Delaware corporation (“Holdings”).

2.     Compensation.

Section 2(c)(iii) of the Agreement is hereby amended to add the following subsection 2(c)(iii)(C):

(C)    Stock Bonus. On or about January 1, 2019, Executive shall be granted a number of shares of unrestricted Common Stock (rounded to the nearest whole share) valued at $40,171, which is the product of (x) 1.4 and (y) the difference between (1) the Annual Base Salary increased by 2% per year from the Effective Date through December 31, 2018, and (2) the Annual Base Salary as of December 31, 2018; provided, however, that applicable tax withholdings shall be deducted from the gross value of the shares to determine the net value of the shares to be awarded. The number of shares to be awarded shall be based on the Fair Market Value of the Common Stock as of December 31, 2018. The shares of stock will be fully vested immediately on the date they are granted, and the award shall be further evidenced by an Award agreement, as contemplated by the 2014 Queso Holdings Inc. Equity Incentive Plan.
3.    Obligations of the Company upon Termination.

Section 4(d) of the Agreement is hereby amended to read as follows:

(d)    Expiration of the Employment Period. If Executive’s employment shall be terminated by reason of the expiration of the Employment Period as a result of either (x) the Company’s non-extension of the Agreement without Cause, or (y) Executive’s non-extension of the Agreement for Good Reason, then the Company will provide Executive with the Accrued Obligations and, subject to Section 4(e), the Severance Payment. Thereafter, the Company shall have no further obligation to Executive or Executive’s legal representatives.

4.    Notices.
Section 9(g) of the Agreement is hereby amended to read as follows:
(g)    Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via facsimile, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via facsimile, five days after deposit in the U.S. mail and one day after deposit for overnight delivery with a reputable overnight courier service.

If to the Company, to:

CEC Entertainment, Inc.
1707 Market Place Blvd., Suite 200
Irving, Texas 75063
Attention: Chief Legal Officer or General Counsel

with a copy (which shall not constitute notice) to:

AP VIII CEC Holdings L.P.
One Manhattanville Road, Suite 201
Purchase, NY 10577
Attention: Lance Milken
Telephone: 212-515-3200
Facsimile: 212-515-3263

If to Executive, to:

Executive’s home address most recently on file with the Company.

By signing below, the parties agree that this Amendment shall be binding upon the parties, subject to the conditions indicated above.
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CEC ENTERTAINMENT, INC.

By: /s/ Lance Milken
_______________________________
Name: Lance Milken
Title: Chairman

EXECUTIVE
/s/ Randy Forsythe
___________________________________
Randy Forsythe
Dated: September 24, 2018

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